Exhibit 8.1
List of Significant Subsidiaries and Consolidated Affiliated Entities of Sea Limited

Subsidiaries and Branch Offices	Place of Incorporation

Garena Limited	Cayman Islands
Shopee Southeast Asia Limited	Cayman Islands
Wahoo Holding Limited	Cayman Islands
SeaMoney (Payment) Limited	Cayman Islands
Foody Limited	Cayman Islands
Sea Ventures Limited	Cayman Islands
SCommerce Southeast Asia Limited	Cayman Islands
SeaMoney (Credit) Limited	Cayman Islands
Garena China Pte. Ltd.	Singapore
Moco Studios Private Limited	Singapore
Garena Mobile Private Limited	Singapore
Garena Online Private Limited	Singapore
Garena Ventures Private Limited	Singapore
Good Mobile Games Private Limited	Singapore
Shopee Singapore Private Limited	Singapore
Shopee Logistics Services Private Limited	Singapore
Shopee International Private Limited	Singapore
Shopee Ventures Private Limited	Singapore
SeaMoney (Payment) Private Limited	Singapore
Airview Investment Pte. Ltd.	Singapore
SeaTalk Private Limited	Singapore
Hevolve Private Limited	Singapore
PT Commerce Finance	Indonesia
PT Gudang SPE Indonesia	Indonesia
PT. Garena Indonesia	Indonesia
PT. Shopee International Indonesia	Indonesia
Garena Technology Private Limited Taiwan Branch	Taiwan
Shopee (Taiwan) Co., Ltd.	Taiwan
Aipei (Taiwan) Co., Ltd.	Taiwan
Shopee Company Limited	Vietnam
Ocha Company Limited	Vietnam
Garena Online (Thailand) Co., Ltd.	Thailand
Garena Holding 1 (Thailand) Co., Ltd.	Thailand
Shopee (Thailand) Co., Ltd.	Thailand
Shopee Express (Thailand) Co., Ltd.	Thailand
Unicorn (Thailand) Co., Ltd.	Thailand
AirPay (Thailand) Co., Ltd.	Thailand
Foody Services Co., Ltd.	Thailand
Shopee Philippines Inc.	Philippines
Garena Malaysia Sdn. Bhd.	Malaysia
Shopee Mobile Malaysia Sdn. Bhd.	Malaysia
ShopeePay Malaysia Sdn. Bhd.	Malaysia
Shenzhen Shopee Information Technology Co., Ltd.	China
Garena Hong Kong Limited	Hong Kong
Shopee Hong Kong Limited	Hong Kong
Turbo Cash Hong Kong Limited	Hong Kong

Consolidated Affiliated Entities

Garena (Taiwan) Co., Ltd.	Taiwan
Happymall SCommerce (Taiwan) Co., Ltd.	Taiwan
Vietnam Esports and Entertainment Joint Stock Company	Vietnam
AirPay Joint Stock Company	Vietnam
S-Trading Co., Ltd.	Vietnam
Busy Bee Company Limited	Vietnam
Garena Philippines, Inc.	Philippines
Dongjing Investment Co., Ltd.	China
Shanghai Dongrui Information Technology Co., Ltd.	China
Shanghai Jingle Information Technology Co., Ltd.	China